Exhibit 3.57

RESTATED CERTIFICATE OF INCORPORATION

OF

NEVITT SALES CORP.

(Under Section 807 of the Business Corporation Law)

WE, THE UNDERSIGNED, Stephen Nevitt and Milton Nevitt, being respectively the President and the Secretary of Nevitt Sales Corp., a New York corporation (the “Corporation”), hereby certify:

1.                                      The name of the Corporation is “Nevitt Sales Corp.”

2.                                      The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on September 8, 1976.

3.                                      The Certificate of Incorporation of the Corporation is hereby amended to effect the following amendments authorized by the Business Corporation Law of the State of New York: (a) change the name of the Corporation; (b) change the corporate purposes of the Corporation to a general corporate purpose; (c) change the county within the State of New York in which the office of the Corporation is located; (d) change the number and the par value of authorized shares of common stock of the Corporation from 100 shares, no par value, to 10,000,000 shares, $.001 par value, authorize the issuance of up to 1,000,000 shares of preferred stock, $.001 par value, and authorize the Board of Directors of the Corporation to fix the designations of such shares of preferred stock, and delete the provision specifying the Corporation’s accounting period; (e) change the address to which the Secretary of State of the State of New York shall mail copies of process against the Corporation served upon him; (f) add a provision limiting the personal liability of the directors of the Corporation; (g) add a provision requiring indemnification by the Corporation Law of the State of New York; (h) add a provision enabling the Board of Directors of the Corporation to adopt, amend and repeal the By-Laws of the Corporation; and (i) add a provision waiving preemptive rights.  The text of the Certificate of Incorporation of the Corporation is hereby restated as amended to read in full as set forth below:

FIRST:                                                        The name of the Corporation is “Solar-Mates, Inc.”

SECOND:                                         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Section 402 of the Business Corporation Law of the State of New York.  The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:                                                   The office of the Corporation in the State of New York shall be located in New York County.

FOURTH:                                        A.  The Corporation shall be authorised to issue (i) 10,000,000 shares of common stock, par value $.001 per share, and (ii) 1,000,000 shares of preferred stock, par value $.001 per share.

B.  The Board of Directors of the Corporation is hereby expressly granted the power by resolution or resolutions to issue the preferred stock in one or more series, which series may have such voting powers, full, limited or by series, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors of the Corporation and as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation.

FIFTH:                                                       The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served on him is:

COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
800 Third Avenue
New York, New York  10022
Attn:  David B. Newman, Esq.

SIXTH:                                                     No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of his duty as a director; provided, however, that nothing in this Article SIXTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law of the State of New York.

SEVENTH:                                 The Corporation shall, to the fullest extent permitted by the Business Corporation Law of the State of New York, indemnify any and all persons who it shall have the power to indemnify from and against any and all expenses, costs, liabilities and other matters as provided under Article 7 of the Business Corporation Law of the State of New York, as from time to time in effect.

EIGHTH:                                          In furtherance of, and not to limit the powers conferred by, the Business Corporation Law of the State of New York, the Board of Directors of the Corporation shall have the power to adopt, amend and repeal the By-Laws of the Corporation.

NINTH:                                                   No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation.  Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings or transactions specified in Section 622 of the Business Corporation Law of the State of New York.

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4.                                      Each of the issued 100 shares of common stock, no par value, authorized prior to the foregoing amendment to and restatement of the Certificate of Incorporation of the Corporation shall be changed by said amendment and restatement into one share of the common stock, $.00a par value, authorized by said amendment and restatement.

5.                                      This amendment and restatement of the Certificate of Incorporation of the Corporation was authorised by unanimous written consent of the Board of Directors of the Corporation, followed by the unanimous written consent of the shareholders of the Corporation.

IN WITNESS WHEREOF, we have signed this Certificate on December 30, 1994, and we affirm the statements contained herein as true under penalties of perjury.

/s/ Stephen Nevitt
Stephen Nevitt,
President

/s/ Milton Nevitt
Milton Nevitt,
Secretary

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CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

SERENGETI EYEWEAR, INC.

Under Section 805 of the
Business Corporation Law

The undersigned, being the President and Secretary of SERENGETI EYEWEAR, INC., do hereby certify as follows:

1.                                      The name of the corporation (the “Corporation”) is “SERENGETI EYEWEAR, INC.” The Corporation was originally formed under the name “Nevitt Sales Corp.”  On February 13, 1997, the Corporation changed its name to its present name.

2.                                      The Certificate of Incorporation of the Corporation was filed in the Office of the Department of State-of the State of New York on the September 8, 1976.

3.                                      The Certificate of Incorporation of the Corporation is hereby amended to require an affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote in the election of directors to alter, amend or repeal or to adopt any provision inconsistent with Sections 2 and 11 of Article I, Sections 1 and 2 of Article II or Article IX of the Bylaws of the Corporation, or to alter, amend or repeal Article EIGHTH or Article ELEVENTH of this Certificate of Incorporation.

4.                                      To effect the foregoing amendments, the Certificate of Incorporation of the Corporation is hereby amended as follows:

Article EIGHTH of the Certificate of Incorporation is amended to provide as follows:

EIGHTH:  In furtherance of, and not to limit the powers conferred by, the Business Corporation Law of the State of New York, the Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation; provided that notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 2 and 11 of Article I, Sections 1 and 2 of Article II and Article IX of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote in the election of directors, voting together as a single class.

The following is adopted as new Article ELEVENTH of the Certificate of Incorporation:

ELEVENTH.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article EIGHTH or this Article ELEVENTH of this Certificate of Incorporation.

5.                                      The foregoing amendments were authorized by unanimous written consent of the Board of Directors followed by the affirmative vote of a majority of the shareholders of the Corporation.

IN WITNESS WHEREOF, we have made and signed this Certificate this 29th day of May, 1997, and affirm the statements contained herein as true under penalties of perjury.

/s/ Stephen Nevitt
By: Stephen Nevitt, President

/s/ Milton Nevitt
By: Milton Nevitt, Secretary

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Certificate of Amendment
of
Certificate of Incorporation
of
Serengeti Eyewear, Inc.

(Under Section 805 of the Business Corporation Law)

Filed by:	Cooperman, Levitt, etal
Att: Michael Sufott
800 Third Avenue
New Yor, NY 10022

ARTICLES OF INCORPORATION

OF

STONEY POINT PRODUCTS, INC.

We, the undersigned, being of full age, and for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A of the Minnesota Statutes and laws amendatory thereof and supplementary thereto, do hereby form a body corporate and adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be Stoney Point Products Inc..

ARTICLE II

The registered office of this Corporation is located at 124 Stoney Point Road, City of Courtland, Nicollet County, Minnesota 56021.

ARTICLE III

3.01  The aggregate number of shares which this Corporation shall have the authority to issue is one thousand (1,000) shares.

3.02  Unless otherwise established by the Board of Directors, all shares of this Corporation shall be common voting shares of one class and one series having equal rights and preferences in all matters.

3.03  The Board of Directors shall have the power to issue more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.

3.04  No shareholder of the Corporation shall have any preemptive rights.

3.05  No shareholder shall be entitled to any cumulative voting rights.

ARTICLE IV

4.01  The business and affairs of this Corporation shall be managed by or under the direction of a Board of Directors.

4.02  The Board of Directors shall initially consist of two members whose name and address are as follows:

Thomas K. Peterson	Connie M. Peterson
124 Stoney Point Road	124 Stoney Point Road
Courtland, Minnesota 56021	Courtland, Minnesota 56021

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Thereafter, the Board of Directors shall consist of the number of directors provided in the By-Laws of this Corporation.

4.03  An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the Board of Directors then in office.

ARTICLE V

5.01  The name and address of the incorporators of this Corporation:

Thomas K. Peterson	Connie M. Peterson
124 Stoney Point Road	124 Stoney Point Road
Courtland, Minnesota 56021	Courtland, Minnesota 56021

6.01  The corporation shall be empowered to conduct any and all lawful endeavors both within and without the State of Minnesota.

IN WITNESS WHEREOF, we have hereunto executed these Articles of Incorporation this 2nd day of March, 1992.

/s/ Thomas K. Peterson
Thomas K. Peterson, Incorporator

/s/ Connie M. Peterson
Connie M. Peterson, Incorporator

STATE OF MINNESOTA	)
) ss.
COUNTY OF BROWN	)

On this is 2nd day of March, 1992, before me a Notary Public within and for Brown County, personally appeared Thomas K. Peterson and Connie M. Peterson to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and they

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